Exhibit 99.1

ANADIGICS Announces Strategic Restructuring and Updated Q2 2014 Guidance

•	Strategic restructuring expected to lower manufacturing and operating cash costs by approximately $15 million annually
•	Company-wide resources aligned to leverage growth opportunities in the rapidly expanding infrastructure market and enhance service to strategic mobile-product customers
•	2Q14 revenue guidance lowered to approximately $23 million; non-GAAP loss per share anticipated to be approximately $0.10
•	Conference call scheduled for 5 PM EDT on Thursday, June 26, 2014

WARREN, N.J., June 26, 2014 – ANADIGICS, Inc. (Nasdaq: ANAD), a world leader in radio frequency (RF) solutions, announced today it is restructuring its business model to lower its operating costs and better align resources to address growth opportunities in rapidly expanding infrastructure markets.

“With a strong infrastructure design-win trajectory, I’m pleased we’re able to accelerate our strategy to expand in infrastructure markets, and with that, lower our fixed manufacturing and operating costs,” said Ron Michels, chairman and CEO of ANADIGICS.   “We believe that these steps, coupled with our previously announced $10 million cost-savings initiatives, should enable the Company to deliver significant EBITDA improvements and profitability leverage from a lower breakeven revenue level.”

Strategic Restructuring

Since the 1Q14 earnings call, ANADIGICS has made stronger-than-expected progress in infrastructure-targeted activities and experienced a decline in demand for some of the Company’s legacy mobile products.  In response, the Company is restructuring to expand its presence in the infrastructure space and reduce the fixed costs associated with the legacy mobile business.

ANADIGICS’ infrastructure-targeted products have a higher revenue- and profit-per-wafer than mobile-targeted products.  The Company believes that, with an increasing percentage of future revenues coming from infrastructure products, the manufacturing capability and staff can be resized to better match the new wafer quantity required.

The reduced in-house wafer demand is expected to enable more efficient manufacturing operations and allow the Company to monetize certain excess wafer processing equipment.  It is expected that the proceeds from these sales will help offset a significant portion of the cash costs of the restructuring.

Infrastructure

ANADIGICS designs, markets and manufactures radio-frequency (RF) and optical products for a variety of infrastructure applications including cable television, cellular wireless small cell, WiFi and machine-to-machine (M2M).  Today, these markets are expanding to support an increasing worldwide demand for high-data-rate connectivity to the Internet.  ANADIGICS believes these infrastructure build outs demand high-performance, high-quality products, which is creating a high-value and target-rich environment for the Company’s core technologies and competencies.

Mobile

ANADIGICS designs, markets and manufactures RF power amplifier and front-end products for a variety of mobile applications including handsets, tablets and data cards in the cellular 3G/4G and WiFi markets.  As discussed in recent Company announcements and conference calls, the latest products in the Company’s mobile-targeted portfolio are gaining design-win traction.  ANADIGICS will continue to focus on and support strategic mobile markets, and may expand its existing partnerships with external wafer foundries to benefit from the lower fixed cost business model those relationships can deliver.

Going forward, ANADIGICS is committed to maintaining its high level of technical and commercial support to mobile-product customers for all existing and new opportunities.

Cost Improvements

ANADIGICS’ restructuring initiative enables the Company to implement numerous cost efficiency improvements that we believe should lower cash manufacturing and operating costs by over $15 million annually.  ANADIGICS anticipates that the completion of the restructuring will lower manufacturing costs by approximately $5 million and operating costs by approximately $10 million.  These savings are in addition to the previously announced program targeting $10 million in annual savings.

The workforce reduction will eliminate approximately 140 positions throughout the Company or approximately 30%.  The Company anticipates recording a cash workforce restructuring charge of approximately $2.3 million and a non-cash charge of approximately $5 million for fixed asset and inventory write downs.  The proceeds from equipment sales are expected to substantially offset the cash costs of the restructuring.

“We are aligning the Company’s R&D investment focus and in-house manufacturing capacity toward a higher mix of infrastructure products,” said Terry Gallagher, CFO of ANADIGICS.  “The efficiencies gained through this action are expected to strengthen our presence in key infrastructure markets, reduce fixed costs and enable an expected EBITDA breakeven revenue level of approximately $26-27 million.”

Q2 2014 Guidance Update

ANADIGICS anticipates revenues for the quarter ending June 28, 2014 will be approximately $23 million with infrastructure contributing a larger percentage of revenue than in the prior quarter.  ANADIGICS expects a sequential improvement in non-GAAP gross margin and expects lower non-GAAP operating costs attributable to the previously announced expense reduction program.  With these factors considered, ANADIGICS anticipates it will report a non-GAAP loss per share of approximately $0.10.

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP gross margin, operating expenses, net income and loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures

The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. To listen to the conference via telephone, please call 877-354-0215, conference ID 67482159.  A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056, conference ID 67482159 (available until Friday, July 4, 2014).

2Q14 Earnings Call

ANADIGICS’ senior management will conduct a conference call to discuss 2Q14 results in early August, 2014.  Specific time, date and conference call details will be provided in advance.

About ANADIGICS, Inc.
ANADIGICS, Inc. (ANAD) designs and manufactures innovative radio frequency solutions for the growing cellular, WiFi, and infrastructure markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for mobile device, base station, CATV infrastructure, CATV subscriber, and industrial applications. The Company's award-winning solutions include power amplifiers, front-end ICs, front-end modules, line amplifiers, active splitters, tuners, and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement
Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and those discussed elsewhere herein.

Investor Relations
Terry Gallagher
Vice President and CFO
ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, NJ  07059
Tel: +1 908 668-5000
E-mail: tgallagher@anadigics.com